UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2005

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 Entry into a Material Definitive Agreement

2005 Executive Incentive Plan

On December 29, 2005, Consolidated Edison Company of New York, Inc. (the “Company”) entered into its 2005 Executive Incentive Plan (the “Plan”). Under the Plan, each year a maximum fund is established by the Management Development and Compensation Committee of the Company’s Board of Trustees, subject to the approval of the Board of Trustees, based on the salaries of the eligible participants at the end of the prior year. Eligible participants are executives that the Board designates. An award to a participant is payable in a single lump sum as soon as practicable after the award date. A participant may defer a portion of an award into the Company’s Deferred Income Plan, as amended. (The Deferred Income Plan was included as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1998 and Amendment No. 1 to the Deferred Income Plan was included as Exhibit 10.2.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001.)

A copy of the Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the foregoing description should be read in conjunction with such exhibit.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1	Consolidated Edison Company of New York, Inc. 2005 Executive Incentive Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

DATE: January 5, 2006

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